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                                                                   EXHIBIT 4.1


THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.


                             HEWLETT-PACKARD COMPANY
                       7.15% Global Note due June 15, 2005

No. R-__                                                           $___________
CUSIP No. 428236 AD 5

     Hewlett-Packard Company, a corporation duly organized and existing under the laws of Delaware (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _____________, or registered assigns, the principal sum of ___________________ ($_____________) on June 15, 2005, and to
pay interest thereon from June 9, 2000, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 15 and December 15 in each year, commencing December 15, 2000, at the rate of 7.15% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 1 or December 1 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Interest on the Security shall be computed on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full six-month interest period, on the basis of the actual days elapsed in such period.

     So long as all of the Securities of this series are represented by Global Securities, the principal of, premium, if any, and interest, if any on this Global Security shall be paid in same day funds to the Depositary, or to such name or entity as is requested by an authorized representative of the Depositary. If at any time the Securities of this series are no longer represented by the Global Securities and are issued in definitive form ("Certificated Securities"), then the principal of, premium, if any, and interest, if any, on each Certificated Security at Maturity shall be paid to the Holder upon surrender of such Certificated Security at the office of agency maintained by the Company in the Borough of Manhattan, The City of New York (which shall initially be the principal corporate trust office of the Chase Manhattan Bank and Trust) or at such other place or places as may be designated in or pursuant to the Indenture, provided that such Certificated Security is surrendered to the Trustee, acting as Paying Agent, in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Payments of interest with respect to Certificated Securities other than at Maturity may, at the option of the Company, be made by check mailed to the address of the Person entitled thereto as it appears on the Security Register on the relevant Regular or Special Record Date or by wire transfer in same day funds to such account as may have been appropriately designated to the Paying Agent by such Person in writing not later than such relevant Regular or Special Record Date.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                               HEWLETT-PACKARD COMPANY

                                               By: __________________________

Attest: _________________________________



Trustee's Certificate of Authentication.

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated:

CHASE MANHATTAN BANK AND TRUST COMPANY, NATIONAL ASSOCIATION
As Trustee

By: _________________________________
    Authorized Signatory

                               REVERSE OF SECURITY

     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of June 1, 2000 (herein called the "Indenture," which term shall have the meaning assigned to it in such instrument), between the Company and Chase Manhattan Bank and Trust Company, National Association, as Trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), and reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof limited in aggregate principal amount to $1,500,000,000.

     The Company will have the right to redeem the Security, in whole or in part at any time, on at least 30 days but no more than 60 days prior written notice mailed to the registered Holders of the Securities to be redeemed. The Redemption Price will be equal to the greater of (1) 100% of the principal amount of the Securities to be redeemed and (2) the sum as determined by the Quotation Agent (as defined below), of the present value of the principal amount of the Securities to be redeemed and the remaining scheduled payments of interest thereon from the Redemption Date to the maturity date (the "Remaining Life") discounted from the scheduled payment dates to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 12.5 basis points, plus accrued and unpaid interest on the principal amount being redeemed to the Redemption Date.

     If money sufficient to pay the Redemption Price of and accrued interest on the Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Trustee or Paying Agent on or before the Redemption Date and the conditions set forth in Article 11 of the Indenture are satisfied, then on and after the Redemption Date, interest will cease to accrue on such Securities (or such portion thereof) called for redemption. If any Redemption Date is not a Business Day, we will pay the Redemption Price on the next Business Day without any interest or other payment due to the delay.

     If less than all of the Securities of a series are to be redeemed, the Trustee will select the Securities for redemption on a pro rata basis, by lot or by such other method as the Trustee deems appropriate and fair. No Securities of $1,000 or less will be redeemed in part.

     "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection, and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity with the Remaining Life.

     "Comparable Treasury Price" means, with respect to any Redemption Date, the average of two Reference Treasury Dealer Quotations for such Redemption Date.

     "Quotation Agent" means the Reference Treasury Dealers.

     "Reference Treasury Dealer" means each of Credit Suisse First Boston Corporation and Salomon Smith Barney Inc., and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a Primary Treasury Dealer), the Company shall substitute therefor another Primary Treasury Dealer.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding the Redemption Date.

     "Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Redemption Date.

     The Company will, subject to certain exceptions and limitations set forth below, pay to the Holder of any Security who is a United States Alien (as defined below), as additional interest, such additional amounts ("Additional Amounts") as may be necessary in order that every net payment on such Security (including payment of the principal of and interest on such Security) by the Company or the Company's specified Paying Agent, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided in such Security to be then due and payable. However, the Company's obligation to pay Additional Amounts will not apply to:

     (1) any tax, assessment or other governmental charge that would not have been so imposed but for the existence of any present or former connection between such Holder or beneficial owner of such Security (or between a fiduciary, settlor or beneficiary of, or a person holding a power over, such Holder, if such Holder is an estate or a trust, or a member or shareholder of such Holder, if such Holder is a partnership or corporation) and the United States or any political subdivision or taxing authority thereof or therein, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, person holding a power, member or shareholder) being or having been a citizen or resident of the United States or treated as a resident thereof or being or having been engaged in a trade or business or present therein or having or having had a permanent establishment therein; or such Holder's or beneficial owner's past or present status as a personal holding company, foreign personal holding company, foreign private foundation or other foreign tax-exempt organization with respect to the United States, controlled foreign corporation for United States tax purposes or corporation that accumulates earnings to avoid United States Federal income tax;

     (2) any estate, inheritance, gift, excise, sales, transfer, wealth or personal property tax or any similar tax, assessment or other governmental charge;

     (3) any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the Holder of a Security for payment more than 30 days after the date on which such payment became due and payable or the date on which payment thereof was duly provided for, whichever occurred later;

     (4) any tax, assessment or other governmental charge that is payable otherwise than by withholding from a payment on a Security;

     (5) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from a payment on a Security, if such payment can be made without such withholding by any other Paying Agent;

     (6) any tax, assessment or other governmental charge that would not have been imposed but for a failure to comply with applicable certification, information, documentation, identification or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of a Security if such compliance is required by statute or regulation of the United States or by an applicable tax treaty to which the United States is a party as a precondition to relief or exemption from such tax, assessment or other governmental charge;

     (7) any tax, assessment or other governmental charge imposed on a Holder that actually or constructively owns 10% or more of the combined voting power of all classes of stock of the Company;

     (8) any tax, assessment or governmental charge that would not have been imposed or withheld but for the treatment of the interest by the Company as contingent interest described in Section 871(h)(4) of The Internal Revenue Code of 1986, as amended;

     (9) any tax, assessment or governmental charge that would not have been imposed or withheld but for an election by the Holder the effect of which is to make the payment of the principal of, or interest (or any other amount) on, a Security by the Company or a Paying Agent subject to United States Federal income tax; or

    (10)  any combination of items (1), (2), (3), (4), (5), (6), (7), (8) and
          (9).

     In addition, the Company shall not be required to pay Additional Amounts on a Security to a Holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to Additional Amounts (or payment of Additional Amounts would not have been necessary) had such beneficiary, settlor, member or beneficial owner been the Holder of such Security.

     For the purposes above, a "United States Alien" means any Person who, for United States Federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States Federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary, of a foreign estate or trust. "United States" means the United States of America (including the States and the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction.

     The Company may, at its option, redeem, as a whole, but not in part, the Securities on not less than 30 nor more than 60 days' prior notice to the Holder of record at a Redemption Price equal to 100% of their principal amount, together with interest accrued to the Redemption Date if either of the following occurs:

     (1) as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taxing authority thereof or therein), or any change in the official application (including a ruling by a court of competent jurisdiction in the United States) or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the consummation of this offering, the Company becomes or will become obligated to pay Additional Amounts; or

     (2) any act is taken by a taxing authority of the United States on or after the consummation of this offering, whether or not such act is taken with respect to the Company or any Affiliate, that results in a substantial likelihood that the Company will or may be required to pay such Additional Amounts.

     However, in order to redeem the Securities pursuant to this provision the Company will be required to determine, in its business judgment, that the obligation to pay such Additional Amounts cannot be avoided by the use of commercially reasonable measures available to the Company, not including substitution of the obligor under the Securities or any action that would entail a material cost to the Company. The Company may not redeem unless the Company shall have received an opinion of counsel to the effect that because of an act taken by a taxing authority of the United States (as discussed above) such an act results in a substantial likelihood that the Company will or may be required to pay Additional Amounts described above and the Company shall have delivered to the Trustee a certificate, signed by a duly authorized officer, stating that based on such opinion the Company is entitled to redeem the Securities pursuant to their terms.

     Unless the Company defaults in payment of the Redemption Price, no interest will accrue on the Securities called for redemption for the period from and after the Redemption Date.

     In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of more than 50% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or Trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     This Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State, without regard to conflict of laws principles thereof.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                   ASSIGNMENT

                FOR VALUE RECEIVED the undersigned hereby sells,
                           assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE


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(Please print or typewrite name and address including postal zip code of assignee)


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the within Global Note of HEWLETT-PACKARD COMPANY and all rights hereunder, hereby irrevocably constituting and appointing


--------------------------------------------------------------------- attorney to transfer said Global Note on the books of the within-named Company, with full power of substitution in the premises.

Dated: _______________________________

                                       SIGN HERE ______________________________
                                                 NOTICE: THE SIGNATURE TO THIS
                                                 ASSIGNMENT MUST CORRESPOND
                                                 WITH THE NAME AS WRITTEN UPON
                                                 THE FACE OF THE WITHIN
                                                 INSTRUMENT IN EVERY PARTICULAR,
                                                 WITHOUT ALTERATION OR
                                                 ENLARGEMENT OR ANY CHANGE
                                                 WHATEVER.

                                                 SIGNATURE GUARANTEED